EXHIBIT 10.10

                               JOHN H. HARLAND COMPANY
                             DEFERRED COMPENSATION PLAN
                                FOR OUTSIDE DIRECTORS


          1.   Eligibility and Purpose

               Each non-employee member of the Board of Directors (the "Board") of John H. Harland Company (the "Company") shall be eligible to participate in the Company's Deferred Compensation Plan for Outside Directors (the "Plan"). Any member of the Board who elects to participate in the Plan ("Director") shall have the opportunity to defer the receipt of all or any portion of the annual retainer as well as meeting and committee fees payable by the Company to such Director (the "Deferrable Compensation").

          2.   Deferral of Compensation

               A Director may elect to defer all or any portion of the Deferrable Compensation by executing and delivering an election form to the Company at such time and subject to such other conditions as the Company shall determine, provided that any such election shall be applicable only to future Deferrable Compensation with respect to which the Director, at the time of election, has no current right to receive. In the calendar year that a Director first becomes eligible to participate in the Plan, such Director may elect to defer all or any portion of the Deferrable Compensation, provided that the election form is delivered to the Company within 30 days after the Director first becomes eligible to participate in the Plan. An election will be applicable only to Deferrable Compensation earned after the effective date of the election. The amount of Deferrable Compensation deferred shall be paid or distributed to the Director in accordance with the provisions of Section 4 or 5.

          3.   Deferred Compensation Account

               (a) The Company shall establish a deferred compensation account (the "Account") for the Director. As of the date payments of Deferrable Compensation otherwise would be made to the Director, the Company shall credit to the Account, in cash or stock equivalents, that amount of the Deferrable Compensation which the Director has elected to defer.

               (b) If a cash allotment is elected, the Account shall be credited with the dollar amount of the allotment. Interest shall be credited to the Account as of the last day of each calendar month until the total balance in the Account has been paid out in accordance with the provisions hereof. The interest rate for each calendar month shall be equal to the Prime Rate in effect from time to time at NationsBank Corporation or as published in the Wall Street Journal.


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               (c)  If a stock  allotment is elected, the Account shall  be credited with a stock equivalent equal to the number of shares of the Company's Common Stock, par value $1.00 per share (the
          "Common Stock") so deferred  by the Director.   The Account  also
          shall be credited as of the payment date for each dividend on the Common Stock with additional stock equivalents computed by multiplying the per share dividend by the number of stock equivalents in the Account and dividing the product thereof by the average closing price of the Common Stock on the New York Stock Exchange for the five trading days immediately preceding the dividend payment date.

          4.   Distribution

               (a) Except as otherwise provided in the Plan, the balance in the Account shall be paid out to the Director commencing on the date which the Director has specified on his or her election form. The balance in the Account shall be paid either in a lump sum or, at the Director's election, in monthly, quarterly or annual installments, over a period not to exceed 10 years (the "Payout Period") from the commencement date. An election to change the method and/or timing of distribution with respect to the Account must be received by the Company prior to the first day of the calendar year in which payments are to begin pursuant to such election or would have begun absent such election. The lump sum or first periodic installment shall be paid by the Company as promptly as practicable, but not more than 30 days following the date specified by the Director.

               (b) Notwithstanding the provisions of Section 4(a), in the event the Director ceases to serve as a member of the Board, other than after a Change in Control (as defined in Section 5) or due to such Director's retirement from the Board, the balance in the Account shall be payable in a lump sum.

               (c) In the event of the death of the Director, the balance in the Account shall be payable in a lump sum to the beneficiaries designated by the Director by notice to the Company or, in the absence of such notice, as the Director may have designated by will. The provisions of the Plan shall apply to and be binding upon the beneficiaries, distributees and personal representatives and any other successors in interest of the Director.

               (d) In the event a Director becomes disabled, the payment commencement date and/or payment schedule with respect to the balance in the Account may be accelerated by the Board's Compensation Committee in its sole discretion.

               (e) Distribution of the cash in the Account shall be made in cash. Distribution of stock equivalents in the Account shall be made in whole shares of the Company's Common Stock; fractional shares shall be paid in cash in an amount equal to the fractional share multiplied by the average closing price of the Common Stock for the five trading days immediately preceding the date of distribution.






               (f)  The  Company  shall   deduct  from  all   distributions
          hereunder any taxes required to be withheld by the federal or any state or local government.

          5.   Change in Control; Acceleration of Distribution

               (a) Notwithstanding any other provision of the Plan, if a Change in Control (as defined below) occurs and at any time after such Change in Control either the Director ceases to hold office as a member of the Board or the Plan is terminated, then the balance in the Account shall be payable in a lump sum to the Director within 30 days after January 1 of the following calendar year unless such Director completes a new election form prior to the end of the then-current calendar year, determining the method and timing of election, provided that no such election shall cause a distribution to occur earlier than the calendar year following such election.

               (b) Distributions shall be in accordance with Section 4, except that distribution of stock equivalents in the Account shall be made in cash in an amount equal to the number of stock equivalents to be distributed multiplied by the greater of (i) the average closing price of the Common Stock for the five trading days immediately preceding the date on which the right to such distribution arose; (ii) the average closing price of the Common Stock for the 20 trading days preceding the date of the Change in Control; or (iii) the highest closing price of the Common Stock during the period in which the transaction or series of transactions constituting the Change in Control took place.

               (c) A "Change in Control" shall be defined to mean approval by the Board of (i) a merger, consolidation or reorganization of the Company in which, as a consequence of the transaction, either the then-current Directors do not constitute a majority of the directors of the continuing or surviving corporation or any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) controls 15 % or more of the combined voting power of the continuing or surviving corporation; or (ii) any sale or other transfer, in one or a series of transactions, of all or substantially all of the assets of the Company; unless, in either case, at the time of such approval, a majority of the then-current Directors determines that such transaction shall not, for purposes of the Plan, be deemed a Change in Control.

               (d) The Company shall promptly reimburse the Director for all legal fees and expenses reasonably incurred in successfully seeking to obtain or enforce any right or benefit provided under this Section 5.

               (e) This Section 5 may not be amended or modified after the occurrence of a Change in Control. The provisions of the Plan shall be binding upon and enforceable against the Company and/or the continuing or surviving corporation in a Change of Control.

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          6.   Miscellaneous

               (a) Except as provided in Section 5(a) above, the election to defer Deferrable Compensation shall be irrevocable as to amounts earned following such election and shall remain in effect until a new election form is delivered to the Company.

               (b) Neither the Director nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of amounts credited to the Account of a Director hereunder, nor the right to exercise any of the rights or privileges of a shareholder with respect to any stock equivalents credited to the Account, nor the right to receive any distribution under the Plan except as and to the extent expressly provided for in the Plan. Distributions hereunder shall be made from the general funds of the Company, and the rights of the Director shall be those of an unsecured general creditor of the Company.

               (c) The interest of the Director under the Plan shall not be assignable by the Director or the Director's beneficiary or legal representative, either by voluntary assignment or by operation of law, and any such attempted assignment shall be ineffective to transfer the Director's interest; provided, however, that (i) the Director may designate beneficiaries to receive any benefit payable under the Plan upon death, and (ii) the legal representative of the Director's estate may assign the Director's interest under the Plan to the persons entitled to any benefit payable under the Plan upon the Director's death.

               (d) Except as provided in Section 5(e), the Company may amend, terminate or discontinue the Plan at any time; provided, however, that no such action shall reduce the amounts credited to the Account of the Director immediately prior to such action, nor change the time, method or manner of distribution of such Account, including distribution in accordance with Section 5.

               (e) Nothing contained herein shall impose any obligation on the Company to continue the tenure of the Director beyond the term for which such Director may have been elected or prevent the removal of such Director.

               (f) This Plan shall be interpreted by and all questions arising in connection therewith shall be determined by the Compensation Committee of the Board, whose interpretation or determination shall be conclusive and binding.

               (g) If any amounts deferred pursuant to the Plan are found in a "determination" (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended) to have been includible in gross income by a Director prior to payment of such amounts from his Account, such amounts shall be immediately paid to such director, notwithstanding his election pursuant to
          Section 2.